Exhibit 12.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 and Forms F-3 (Registration No. 333-8240, 333-12764 and 333-59548) of our report dated April 14, 2003, with respect to the consolidated financial statements of I.I.S. Intelligent Information Systems Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2002.

/s/ Kost, Forer and Gabbay KOST, FORER and GABBAY A Member of Ernst & Young Global

Tel Aviv, Israel

July 13, 2003